Exhibit 99.1

Harbor Custom Development Announces Pricing of Public Offering of Common Stock

Gig Harbor, Washington , Jan. 12, 2021 (GLOBE NEWSWIRE) — Harbor Custom Development, Inc. (“Harbor Custom Development” “Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ:HCDI), a real estate company involved in all aspects of the land development cycle, today announced the pricing of a public offering of 8,000,000 shares of its common stock at a public offering price of $3.00 per share, for gross proceeds of $24,000,000, before deducting underwriting discounts, commissions and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 1,200,000 shares of common stock at the public offering price, less the underwriting discount, to cover over-allotments.

The offering is expected to close on January 15, 2021, subject to satisfaction of customary closing conditions. ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-251946) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on January 12, 2021. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. The Company has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. The Company focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com, or email the Company at IR@Harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the completion of the offering and the amount of proceeds. While Harbor Custom Development, Inc. (the “Company”) believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

IR@Harborcustomdev.com